SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

GammaCan International, Inc.

(Name of Registrant as Specified in Its Charter)

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☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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August 6, 2007

Dear Stockholder:

          You are cordially invited to attend our Annual Meeting to be held on September 10, 2007 at 10.00 a.m. (Israel time) at the Azrieli Convention Center, 1 Azrieli Center, 10th Floor, Derech Petach Tikva 132, Tel Aviv, 67012 Israel.

          At this meeting you are being asked to (i) elect five directors to serve until our next annual meeting of stockholders and the election and qualification of their respective successors, (ii) approve our Amended and Restated Certificate of Incorporation as adopted by the Board of Directors on July 16, 2007; (iii) ratify the appointment of Kesselman & Kesselman, certified public accountants (Isr.), a member of PriceWaterhouse Coopers International Limited as our independent auditor. Your Board of Directors recommends that you vote FOR each of these proposals. You should read with care the attached Proxy Statement, which contains detailed information about each of these proposals.

          Your vote is important regardless of the number of shares you own. Accordingly, we urge you to complete, sign, date and return your proxy card promptly in the enclosed postage-paid envelope. This will not limit your right to vote in person or attend the meeting.

          Thank you for your continued interest in us. We hope that you will be able to join us on September 10, 2007.

Very truly yours,

Steven Katz Chairman of the Board and President

YOUR VOTE IS IMPORTANT

          In order to assure representation of your shares at the meeting, please complete, sign, date and return the enclosed proxy card.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 10, 2007

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Gammacan International, Inc. (“we” or “us”) will be held at the Azrieli Convention Center, 1 Azrieli Center, 10th Floor, Derech Petach Tikva 132, Tel Aviv, 67012 Israel on September 10, 2007 at 10:00 a.m. (Israel time), to consider and act upon the following:

1. The election of five directors to serve until our next annual meeting of stockholders and the election and qualification of their respective successors.

2. A proposal to approve our Amended and Restated Certificate of Incorporation as adopted by the Board of Directors on July 16, 2007.

3. A proposal to ratify the appointment of Kesselman & Kesselman, certified public accountants (Isr.), a member of PriceWaterhouse Coopers International Limited, as our independent auditor of the financial statements for the year ending September 30, 2007.

4. The transaction of such other business as may properly come before the meeting or any adjournment thereof that was not known a reasonable time before the solicitation.

          All stockholders of record at the close of business on July 16, 2007 are entitled to notice of and to vote at this meeting and any adjournments thereof. A list of such stockholders of record shall be available for inspection at this meeting and any adjournments thereof.

          You are requested to sign and date the enclosed proxy card and return it in the enclosed envelope.

          Our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006 is enclosed.

By Order of the Board of Directors

Steven Katz Chairman of the Board and President

August 6, 2007

GAMMACAN INTERNATIONAL, INC.
Kiryat Ono Mall
Azorim Center A
39 Jerusalem Street,
55423 Kiryat Ono, Israel

PROXY STATEMENT

Annual Meeting of Stockholders
to be held on September 10, 2007

General

          This proxy statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of GammaCan International, Inc., a Delaware corporation (“we”, “us” or “our”), for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our offices at the Azrieli Convention Center, 1 Azrieli Center, 10th Floor, Derech Petach Tikva 132, Tel Aviv, 67012 Israel on September 10, 2007 at 10:00 a.m. (Israel time), and at any adjournments or postponements thereof.

          At the Annual Meeting, our stockholders will be asked to (i) elect five Directors to serve until our next annual meeting of stockholders and the election and qualification of their respective successors, (ii) consider a proposal to approve the Amended and Restated Certificate of Incorporation as adopted by the Board of Directors on July 16, 2007, (iii) ratify the appointment of Kesselman & Kesselman, certified public accountants (Isr.), a member of PriceWaterhouse Coopers International Limited (“Kesselman & Kesselman”) as our independent auditor of the financial statements for the year ending September 30, 2007, and (iv) to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Record Date, Voting Rights

          Only stockholders of record of our common stock, par value $0.0001 per share (the “Common Stock”), as of the close of business on July 16, 2007 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. On the Record Date, there were 44,958,917 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote.

Quorum, Broker Non-Votes, Abstentions

          In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies. A majority of the outstanding shares of the Common Stock as of the Record Date is necessary to constitute a quorum. Abstentions and broker “non-votes” are included in the determination of the number of shares of Common Stock present at the Annual Meeting for quorum purposes.

          Abstentions and broker non-votes will have no effect on the election of directors since only votes cast “for” and “against” a director will be counted. With respect to approval of the Amended and Restated Certificate of Incorporation and ratification of our independent auditors, abstentions will have the effect of a vote against these proposals, and broker non-votes will reduce the absolute number, but not the percentage, of affirmative votes needed for approval of these proposals.

          Broker non-votes are proxies received from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Brokers only possess discretionary power over matters that are considered routine, such as the election of directors described in Proposal 1 and the ratification of our auditors described in Proposal 3. In contrast, brokers do not have discretionary authority to vote shares held in “street name” on non-routine matters, such as the approval of the Amended and Restated Certificate of Incorporation described under Proposal 2, without your instructions. Stockholders are advised to forward their voting instructions promptly so as to afford brokers sufficient time to process such instructions.

Voting of Proxies, Revocation, Solicitation

          All stockholders who deliver properly executed and dated proxies to us prior to the Annual Meeting will be deemed present at the Annual Meeting regardless of whether such proxies direct the proxy holders to vote for or against, or to withhold or abstain from voting. The proxies, when properly executed and returned to us, will be voted in accordance with the instructions given therein by the person executing the proxy. In the absence of instructions, properly executed proxies will be voted for the election of the Board’s nominees, Yair Aloni, Steven Katz, Shmuel Levi, Josef Neuhaus, and Albert Passner, as Directors, for the approval of the Amended and Restated Certificate of Incorporation and for the ratification of the appointment of Kesselman & Kesselman.

          Any stockholder who executes and delivers a proxy may revoke it at any time before it is voted by delivering a written notice of such revocation to our Secretary at our address set forth in this proxy statement, by submitting a properly executed proxy bearing a later date, or by appearing at the Annual Meeting and requesting the return of the proxy or by voting in person. A stockholder’s attendance at the Annual Meeting will not, by itself, revoke a proxy given by that stockholder. In accordance with applicable rules, boxes and designated spaces are provided on the proxy card for stockholders to mark if they wish either to vote for or withhold authority to vote for the nominees for Directors, or to vote for or against or to abstain from voting for a proposal. Stockholders entitled to vote will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

          Stockholders vote at the Annual Meeting by casting ballots (in person or by proxy), which are tabulated by a person who is appointed by the Board of Directors before the Annual Meeting to serve as inspector of election at the Annual Meeting and who has executed and verified an oath of office.

          Solicitation of proxies may be made by our directors, officers and regular employees by mail, telephone, facsimile transmission or other electronic media and in person for which they will receive no additional compensation. The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the Board of Directors will be borne by us. Upon request, we will reimburse the reasonable fees and expenses of banks, brokers, custodians, nominees and fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock.

          It is anticipated that this proxy statement, the enclosed proxy card and our Annual Report on Form 10-KSB for the year ended September 30, 2006 will be mailed to our stockholders on or about August 7, 2007.

Stockholder Communications with the Board of Directors

          Stockholders and other interested parties may contact the Board of Directors or the non-management directors as a group at the following address:

Board of Directors
or
Indepedent Directors
Gammacan International, Inc.
Kiryat Ono Mall,
Azorim Center A,
39 Jerusalem Street,
Kiryat Ono, Israel 55423

          All communications received at the above address will be relayed to the Board of Directors or the non-management directors, respectively. Communications regarding accounting, internal accounting controls or auditing matters may also be reported to the Board of Directors using the above address.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding beneficial ownership of our Common Stock as of July 16, 2007 by (i) by each person who is known by us to own beneficially more than 5% of the Common Stock, (ii) by each of our directors and nominees for director, (iii) by each of the Named Executive Officers (as defined below) and (iv) by all our directors and executive officers as a group. On such date, we had 44,958,917 shares of Common Stock outstanding.

          As used in the table below and elsewhere in this proxy statement, the term “beneficial ownership” with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days following July 16, 2007. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and address of Beneficial Owner	Number of Shares	Percentage of Shares Beneficially Owned

Andrew Lessman 430 Parkson Rd. Henderson, NV	7,666,668(1)(11)	15.7

MM&B Holdings, a California general partnership 23622 Calabassas Road Calabassas, California	5,293,334(2)(11)	11.2

Ze’ev Bronfeld 6 Uri St. Tel Aviv, Israel	3,900,006	8.7

Yair Aloni(3) 12A Shabazy St. Tel Aviv, Israel	310,005(4)	*

Steve Katz(3)(7) 20 Rebel Run Drive East Brunswick NJ 08816	Nil	*

Shmuel Levi(3) 14 Hanita St. Naharia, Israel	30,000(5)	*

Josef Neuhaus(3) 45 Eliezer Yafeh St. Ra’anana, Israel	15,000(6)	*

Albert Passner(3) 3 Disbrow Court East Brunswick NJ 08816	Nil	*

Patrick Schnegelsberg(7) 100 John St. 2901 New York, NY	400,000(8)	*

Vered Caplan(7) 16 Amzaleg St. Tel Aviv, Israel	3,900,006	8.7

Chaime Orlev(7) 10 Hameyasdim St. Kiryat-Ono, Israel	150,000(9)	*

Prof. Yehuda Shoenfeld, M.D.(7) 26 Sapir St. Ramat Gen Israel	699,996	1.6

All current Executive Officers and Directors as a group (nine persons)	5,505,007(10)	12.1

*	Less than 1%

(1)	Includes 3,833,334 shares of common stock issuable upon the exercise of warrants beneficially owned by the referenced entity.

(2)	Includes 2,500,000 shares of common stock issuable upon the exercise of warrants beneficially owned by the referenced entity.

(3)	Indicates Director.

(4)	Includes 30,000 shares of common stock issuable upon the exercise of outstanding stock options.

(5)	Consists of 30,000 shares of common stock issuable upon the exercise of outstanding stock options.

(6)	Consists of 15,000 shares of common stock issuable upon the exercise of outstanding stock options.

(7)	Indicates Officer.

(8)	Consists of 400,000 shares of common stock issuable upon the exercise of outstanding stock options.

(9)	Consists of 150,000 shares of common stock issuable upon the exercise of outstanding stock options.

(10)	Includes 625,000 shares of common stock issuable upon the exercise of outstanding stock options.

(11)	Notwithstanding the inclusion of warrants beneficially owned by the referenced entity in the beneficial ownership calculation, the warrants provide that the holder of the warrants shall not have the right to exercise any portion of the warrants, and we shall not effect any exercise of such warrants, to the extent that after giving effect to such issuance after exercise such holder of the warrants, together with his, her or its affiliates, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such issuance. Such 4.99% limitation may be waived by each holder upon not less than 61 days prior notice to change such limitation to 9.99% of the number of shares of common stock outstanding immediately after giving effect to such issuance.

PROPOSAL 1

ELECTION OF DIRECTORS

General

          The Board of Directors (the “Board”) is comprised of five members, all of whom are to be elected at this meeting to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Shares of Common Stock represented by proxies solicited by the Board will be voted FOR the nominees hereinafter named if authority to do so is not specifically withheld. If for any reason said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for a substitute nominee designated by the Board.

          Our Directors are elected by the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. A plurality means that the nominee with the largest number of votes is elected as Director.

          The Board recommends that stockholders vote FOR the election of the nominees identified below to the Board of Directors.

Nominees

          The Board has designated the following nominees, all of whom are current Directors:

Name	Age	Year First Elected

Yair Aloni†	57	2004

Steven Katz+	59	2006

Shmuel Levi†*	58	2004

Josef Neuhaus†*	44	2006

Albert Passner	69	2006

† Member of compensation committee

* Member of audit committee

+ Chairman of the Board

          The business experience of each nominee during the past five years is set forth below:

          Mr. Yair Aloni has more than 25 years of experience as a senior executive of a number of companies. Since 1996 Mr. Aloni has been the managing director of Megafil Ltd., an Israeli company specializing in international trading and consulting. From 2003 to 2005 he served as the Chief Executive Officer of Solidimension Ltd., a private company specializing in 3D printers. From 1997 to 2003 Mr. Aloni served as the Chief Executive Officer of Avnan Yazamut Ltd., a company involved in investing in high technology, biotechnology and electronics companies. Prior to 1997, Mr. Aloni was an executive or senior manager at several electronic and auto parts companies.

          Mr. Steven Katz has been, since 1982, President of Steven Katz & Associates, Inc., a health care and technology-based management consulting firm specializing in strategic planning, corporate development, new product planning, technology licensing, and structuring and securing various forms of financing. From January 2000 to October 2001, he was President and Chief Operating Officer of Senesco Technologies, Inc., an American Stock Exchange company engaged in the identification and development of proprietary gene technology with application to human, animal and plant systems. He was a co-founder and Executive Vice President, from 1983 to 1984, of S.K.Y. Polymers, Inc., a biomaterials company. Prior thereto, Mr. Katz was Vice President and General Manager of a non-banking division of Citicorp and from 1976 to 1981 held various senior management positions at National Patent Development Corporation, including President of three subsidiaries. He had been employed by Revlon, Inc. in 1975 and Price Waterhouse & Co. from 1969 to 1974. Mr. Katz received a Bachelors of Business Administration degree in Accounting from the City College of New York (CCNY) in 1969. He is presently a member of the Board of Directors of the following publicly-held corporations: USA Technologies, Inc. (OTCBB: “USAT”); NaturalNano, Inc. (OTCBB: “NNAN”); and Health Systems Solutions, Inc. (OTCBB: “HSSO”) and several private companies.

          Mr. Shmuel Levi has been since 1999 an independent consultant concentrating in high-tech and start-up companies using his expertise in performing due diligence, fundraising, public offerings and structuring financial and legal transactions. From 2003 to 2004, he was also the Chief Financial Officer of Pluristem Life Systems, Inc., a biotechnology company whose shares are quoted on the Over-the-Counter Bulletin Board. Prior thereto he held senior level financial management positions for over 30 years at major organizations in Israel, including serving as Chief Financial Officer of Rafael Group from 1996 to 1999, Corporate Finance Manager of Strauss Group from 1991 to 1996, and a Senior Vice President of Finance of North Hills Israel Ltd. Mr. Levi received a M.Sc. and B.Sc. in Economics and Management from the Technion and Israel Institute of Technology in 1976.

          Mr. Josef Neuhaus, an independent consultant since 2004, brings extensive experience as a senior executive in a number of companies. From August 2006 to February 2007, Mr. Neuhaus served as Chief Financial Officer, Treasurer and Secretary of Advanced Technology Acquisition Corp. (Amex: “AXC”). Prior to that, between August 2005 and February 2006, Mr. Neuhaus served as Chief Financial Officer of Axis Mobile Ltd. (LSE: “AXIS.L”). From March 2003 to November, 2003 he served as CEO of RoadEye FLR G.P. and Managing Director of Gintec Active Safety Ltd., both private companies dealing with collision avoidance systems. During 2002 Mr. Neuhaus took a sabbatical year to complete an Executive M.B.A. From 2000 to 2001, Mr. Neuhaus was the CFO of PassCall Advanced Technologies LTD., a start-up dealing with wireless Internet. From 1998 to 2000 he was Managing Director and CFO of ITA (International Tourist Attractions) Ltd. a private company initiating and building tourist attractions. From 1995 to 1998 he served as the CFO of ICTS International NV (Nasdaq: “ICTS”). Prior to 1995, Mr. Neuhaus was a senior auditor at

Somekh Chaikin (KPMG in Israel). Mr. Neuhaus received both his M.B.A and B.A. in Accounting and Economics at the Tel Aviv University. He is an Israeli CPA.

          Mr. Albert Passner has been for more than five years a consultant in the fields of physics and engineering following an illustrious career at Lucent/AT&T Bell Labs of more than thirty years. Among his many achievements with Lucent were: the development of ultra-low noise amplifiers used to measure transistor noise; the design of the world’s most powerful pulsed electromagnet; the production of a positron plasma in the laboratory; the production of the first transverse laser in semi-conductor thin film, and the demonstration that stellar images could be corrected in real time using an electronically deformed mirror. Mr. Passner has authored and co-authored more than fifty publications. Between August 2004 and December 2006 Mr. Passner served as director of Nanoscience Technologies, Inc. (OTCBB “NANS”) and between June 2006 and March 2007, Mr. Passner served as director of USA Technologies, Inc. (OTCBB “USAT”). Prior to Lucent /AT&T Bell Labs, Mr. Passner served as an engineer at RCA from 1961 to 1963 and a member of the staff at the Princeton-Penn Accelerator in Princeton, N.J. from 1963 to 1969. He received a B.S. in Physics from the City College of New York in 1960 and an M.S. in Physics from New York University in 1966.

Board of Directors

          There are no agreements with respect to the election of directors. Each director is elected for a period of one year at our annual meeting of stockholders and serves until the next such meeting and until his or her successor is duly elected. The board of directors may also appoint additional directors up to the maximum number permitted under our by-laws. A director so chosen or appointed will hold office until the next annual meeting of stockholders.

          There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, or control person of the Company during the past five years.

Board Meeting Attendance

          During the year ended September 30, 2006, our Board held 20 meetings and took actions by written consent on 15 occasions. No incumbent director of the meeting attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board (during the period for which such director served as a director); and (ii) the total number of meetings held by all committees of the Board on which such director served (during the period for which such director served on such committees). Board members are encouraged to attend our annual meetings of stockholders.

Committees

          On January 11, 2005, we established an Audit Committee and a Compensation Committee.

          Audit Committee

          The Audit Committee is responsible for the following:

•	reviewing the results of the audit engagement with the independent auditors;

•	identifying irregularities in the management of our business, and suggesting an appropriate course of action;

•	reviewing the adequacy, scope, and results of the internal accounting controls and procedures;

•	reviewing the degree of independence of the auditors, as well as the nature and scope of our relationship with our independent auditors;

•	reviewing the auditors’ fees; and

•	recommending the engagement of auditors to the full board of directors.

          A charter has been adopted to govern the Audit Committee. A copy of the charter is available on our website located at www.gammacan.com. The Audit Committee members are Messrs. Shmuel Levi (Chairman) and Josef Neuhaus, each of whom has no other affiliation with us and is independent as defined by the rules of the SEC. Each has also been determined by the Board to be “audit committee financial experts” as defined by the SEC.

          Audit Committee Report

          The Audit Committee’s primary responsibilities are to monitor the integrity of our financial statements and reporting process and systems of internal controls regarding finance and accounting and to monitor our compliance with legal and regulatory requirements, including disclosures and procedures. The committee also has the responsibility to evaluate our independent auditor’s qualifications, independence and performance as well as to evaluate the performance of the internal audit function.

          Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. The independent auditors are responsible for auditing the annual financial statements prepared by management and expressing an opinion as to whether those financial statements conform with accounting principles generally accepted in the United States of America. The audit committee reviewed and discussed the audited financial statements with management and our independent auditors. The audit committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended. In addition, the audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountant the independent accountant’s independence.

          Based upon the review and discussions described in this report, a majority of the audit committee members recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006 that has been filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
Shmuel Levi
Josef Neuhaus

          The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

          Compensation Committee

          The Compensation Committee determines the salaries and incentive compensation of our executive officers, subject to outstanding employment agreements and provides recommendations for the salaries and incentive compensation of its other employees and consultants. Its members are Yair Aloni (Chairman), Shmuel Levi, and Josef Neuhaus. A charter has been adopted to govern the Compensation Committee. A copy of the charter is available on our website located at www.gammacan.com.

          Our compensation programs are intended to enable the attraction, motivation, reward, and retention of the management talent required to achieve corporate objectives and thereby increase stockholder value. The Committee’s policy has been to provide incentives to our senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our business. To attain these objectives, the executive compensation program may include a competitive base salary, cash incentive bonuses, and stock-based compensation.

          Relationship of Compensation to Performance and Compensation of Executive Officers

          The Compensation Committee annually establishes, subject to the approval of our Board and any applicable employment agreement, the salaries that will be paid to our executive officers during the year. In setting salaries, the Committee takes into account several factors, including the following:

•	competitive compensation data;

•	the extent to which an individual may participate in the stock plans which may be maintained by us; and

•	qualitative factors bearing on an individual’s experience, responsibilities, management and leadership abilities, and job performance.

Nomination of Directors

          Our Board has not established a nominating committee because the Board believes that it is unnecessary in light of our size and the fact that a majority of our five Board members are independent. Our Board does not utilize a nominating committee charter. In the event that vacancies on our board of directors arise, the Board considers potential candidates for director, which may come to the attention of the Board through current directors, professional executive search firms, stockholders or other persons. The Board will consider candidates recommended by stockholders if the names and qualifications of such candidates are submitted in writing in accordance with the notice provisions for stockholder proposals set forth under the caption “Stockholder Proposals” in this proxy statement to our corporate secretary at GammaCan International, Inc. Kiryat Ono Mall, Azorim Center A, 39 Jerusalem Street, 55423 Kiryat Ono, Israel. The Board will consider properly submitted stockholder nominations for candidates for the Board in the same manner as it evaluates other nominees. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Board and the materials provided by a stockholder to the corporate secretary for consideration of a nominee for director are forwarded to the Board. All candidates are evaluated at meetings of the Board. In evaluating such nominations, the Board seeks to achieve the appropriate balance of industry and business knowledge and experience in light of the function and needs of the Board. The Board considers candidates with excellent decision-making ability, business experience, personal integrity and reputation. We did not receive any other director nominations. Other than Mr. Katz, we believe that all members of our Board meet the criteria for independence under Rule 4200(a)(15) of the NASDAQ listing standards.

Executive Officers

          Our executive officers are as follows:

Name	Age	Position

Steven Katz	59	Chairman of the Board and President
Patrick Schnegelsberg	43	Chief Executive Officer
Chaime Orlev	37	Chief Financial Officer, Treasurer and Secretary
Prof. Yehuda Shoenfeld, M.D.	57	Chief Scientist
Vered Caplan M.Sc.	39	Vice President of Corporate Development

          The business experience of each executive officer during the past five years is as follows:

          Mr. Patrick Schnegelsberg served as Director of Investment Banking for Global Capital Markets Group (GCMG), an independent investment bank known internationally for advising on mergers and acquisitions and crafting innovative financial and strategic solutions for clients globally, with offices in New York and Sydney, Australia. Prior to GCMG Mr. Schnegelsberg served as Director of Investment Banking at Rodman & Renshaw. In this position, he led M&A and private transactions for a host of significant companies in Life Sciences. Prior to entering investment banking, Mr. Schnegelsberg acted as a buy-side analyst and portfolio manager for Mehta Partners, a leading healthcare-focused hedge fund. He joined Mehta Partners after having worked for several years in the consulting industry with tenures at Booz Allen Hamilton’s New York healthcare practice and at Boston-based Global Prior Art, where he founded and fostered the growth of the Company’s Life Sciences practice and intellectual property practice. The client roster included top tier pharmaceutical and biotechnology companies as well as some of the top U.S. and EU IP law firms. Mr. Schnegelsberg graduated from Harvard Medical School and performed his Ph.D. thesis research in the laboratory of Dr. Rudolf Jaenisch at the Whitehead Institute/M.I.T. He published his first peer-reviewed paper as an undergraduate and since then his work has been published in peer reviewed journals including Cell and Nature. Mr. Schnegelsberg was appointed our chief executive officer in April 2006.

          Mr. Chaime Orlev is a certified public accountant in Israel. Prior to joining GammaCan, Mr. Orlev acted as Chief Financial Officer for Solel Solar Systems, an Israeli-based company specializing in the development, manufacturing and marketing of solar energy systems and related equipment, as well as coatings for different substrates. From 2001 to 2004 Mr. Orlev was the Vice President, Finance and Chief Financial Officer of Huntleigh, a provider of airport services to carriers. From 1999 to 2001 he served as Financial Controller and Acting Chief Financial Officer for ICTS International N.V. (NASDAQ:ICTS).

          Prof. Yehuda Shoenfeld, M.D is one of Israel’s most prominent physicians and scientists in the field of immunology. He heads the Department of Internal Medicine at Israel’s largest hospital, Sheba Medical Center at Tel Ha’Shomer. Professor Shoenfeld also heads the Research Center for Autoimmune Diseases at Sheba Medical Center and is a Professor of Medicine in Tel Aviv University and the incumbent of the Laura Schwartz-Kipp Chair for Autoimmunity. He is the author of more than 1,000 scientific papers and more than 40 scientific books. Fifty eight of his publications relate to intravenous IgG, of which seven focus on intravenous IgG as a treatment for cancer. Prof. Shoenfeld also serves as editor of several medical journals and as scientific consultant to a number of biotechnology companies. He received the prestigious Carol Nachman Award for Rheumatology in 2004 for outstanding innovative research work and the EULAR (European Union Congress of Rheumatology) Prize in 2005.

          Ms. Vered Caplan earned her M.Sc. in Bio-Medical Engineering and Business Management from Tel Aviv University and a B.A. in Mechanical Engineering from the Technion and is presently writing her Ph.D. thesis in Biomedical Engineering. She is a major GammaCan shareholder. From July 2005 to April 2006 she was our acting CEO and from July 2005 until May 2007 our CEO of our subsidiary, GammaCan Ltd. In May 2007, Ms. Caplan became Vice President of Corporate Development. Ms. Caplan is one of the most active entrepreneurs in Israeli Life Sciences. Before the formation of GammaCan, she was involved in the founding and management of more than ten ventures in which she served in a CEO or senior management position, including: Critisense Ltd. (an electro-optic based metabolic monitoring company); Serapis Ltd. (a drug development company based on GPCR targeted assays); Cygnus Biotechnology Inc. (a biotechnology company focused on intracellular protein mapping-based genetic molecular technology); Drugon Biotechnology Ltd.; Barnev Ltd. (a labor monitor company); SloFlo Ltd. (an infertility treatment company); Contipi LTD. (an incontinence treatment company); Mind Guard Ltd. (a peripheral stents company); MTRE Ltd. (a thermo-regulation systems company); and Meduck, Ltd. (an anesthesia monitoring systems company). From 1997 to 1998, Ms. Caplan served as a manager of Aran, one of the largest development companies in Israel with responsibility for investments in start-up medical. Ms. Caplan is the sole owner of PBD Ltd, a business development services company for life science companies.

          The executive officers of the Company are elected by the Board of Directors and hold office until their respective successors are elected and qualified or until his or her earlier resignation or removal. There are no family relationships between any Director and any executive officer of the Company.

Executive Compensation

Summary Compensation Table

          The following table sets forth the compensation earned during the years ended September 30, 2006 and 2005 by our current Chief Executive Officer, our former Chief Executive Officer, our Chief Financial Officer and Vice President of Corporate Development (the “Named Executive Officers”):

Name and Principal Position	Year (1)	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Nonqualified Deferred Compensation ($) (6)	All Other Compensation ($) (7)	Total ($)

Patrick Schnegelsberg, Chief Executive Officer(8)	2006 2005	99,084(12) Nil	Nil Nil	Nil Nil	494,557 Nil	Nil Nil	Nil Nil	Nil Nil	593,641 Nil
Vered Caplan, Vice President of Corporate Development(9)	2006 2005	82,113 41,664	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	29,496 11,666	111,609 53,330
Chaime Orlev, Chief Financial Officer (10)	2006 2005	74,868 Nil	Nil Nil	Nil Nil	174,887 Nil	Nil Nil	Nil Nil	21,175 Nil	270,930 Nil
Dr. Dan J. Gelvan, Former Chief Executive Officer (11)	2006 2005	Nil 85,331	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil 29,547	Nil 114,878

1	The information is provided for each fiscal year which begins on October 1 and ends on September 30.

2	No bonus awards were made to the Named Executive Officers in the fiscal years ended September 30, 2005 and 2006.

3	No stock awards were granted to the Named Executive Officers in the fiscal years ended September 30, 2005 and 2006.

4

The amounts reflect the compensation expense in accordance with FAS 123(R) of these option awards. The assumptions used to determine the fair value of the option awards for fiscal years ended September 30, 2006 and 2005 are set forth in Note 6(b) of our audited consolidated financial statements included in our Form 10-KSB for fiscal year ended September 30, 2006. Our Named Executive Officers will not realize the value of these awards in cash unless and until these awards are exercised and the underlying shares subsequently sold.

5	We do not have a non-equity incentive compensation plan.

6	We do not have a deferred non-qualified compensation plan.

7	See All Other Compensation Table below.

8	Mr. Schnegelsberg was appointed Chief Executive Officer on April 16, 2006.

9

Ms. Caplan served as acting Chief Executive Officer from July 2, 2005 until April 15, 2006 and served as Chief Executive Officer of our subsidiary, GammaCan Ltd from July 2, 2005 until May 22, 2007. Since May 22, 2007, Ms. Caplan serves as our Vice President of Corporate Development.

10	Mr. Orlev was appointed Chief Financial Officer on October 6, 2005.

11	Dr. Dan J. Gelvan resigned as our Chief Executive Officer on June 2, 2005 and his options were forfeited.

12

Mr. Schnegelsberg is entitled to a salary of $200,000 per annum. The amount referenced reflects the amount earned by Mr. Schnegelsberg during fiscal year 2006 since his commencement of employment on April 16, 2006.

All Other Compensation Table

          All Other Compensation amounts in the Summary Compensation Table consist of the following:

Name	Year	Automobile Related Expenses ($)	Manager’s Insurance * ($)	Education Fund* ($)	Total ($)
Vered Caplan	2006 2005	15,225 3,792	11,129 6,041	3,142 1,833	29,496 11,666
Chaime Orlev	2006 2005	7,886 Nil	10,147 Nil	3,142 Nil	21,175 Nil
Dan Gevlan	2006 2005	Nil 12,594	Nil 10,850	Nil 6,103	Nil 29,547

*

Manager’s insurance and education funds are customary benefits provided to employees based in Israel. Manager’s insurance is a combination of severance savings (in accordance with Israeli law), defined contribution tax-qualified pension savings and disability insurance premiums. An Educational fund is a savings fund of pre-tax contributions to be used after a specified period of time for educational or other permitted purposes.

Outstanding Equity Awards at Fiscal Year-End

          The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers as of September 30, 2006.

	Option Awards					Stock Awards

Equity
Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market
								Awards:	or
			Equity					Number	Payout
			Incentive					of	Value of
			Plan				Market	Unearned	Unearned
			Awards				Value	Shares,	Shares,
			Number of			Number of	of Shares	Units	Units or
	Number of	Number of	Securities			Shares or	or	or Other	Other
	Securities	Securities	Underlying			Units of	Units of	Rights	Rights
	Underlying	Underlying	Unexercised	Option	Option	Stock Held	Stock Held	That	That
	Unexercised	Unexercised	Unearned	Exercise	Expiration	That Have	That Have	Have Not	Have Not
	Options	Options	Options	Price	Date	Not Vested	Not Vested	Vested	Vested
	(#)	(#)	(#)	($)		(#)	($)	(#)	($)
Name	Exercisable	Unexercisable

Patrick
Schnegelsberg	Nil	1,400,000(1)	Nil	$1.29	8/18/14	Nil	Nil	Nil	Nil
CEO
Vered Caplan,
VP of
Corporate	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Development
Chaime
Orlev, CFO	Nil	350,000(2)	Nil	$0.93	10/06/15	Nil	Nil	Nil	Nil

(1)

On May 17, 2007, the grant of options to purchase 1,400,000 shares of our common stock was cancelled. On the same day, Mr. Schnegelsberg was granted options to purchase 1,500,000 shares of our common stock at an exercise price of $0.61. Previously on February 26, 2007, Mr. Schnegelsberg was granted options to purchase 250,000 shares of our common stock at an exercise price of $0.53.

(2)

On May 17, 2007, the grant of options to purchase 350,000 shares of our common stock was cancelled. On the same day, Mr. Orlev was granted options to purchase 300,000 shares of our common stock at an exercise price of $0.61. Previously on February 26, 2007, Mr. Orlev was granted options to purchase 300,000 shares of our common stock at an exercise price of $0.53.

Stock Option Plans

          2004 Employees and Consultants Stock Option Plan

          On August 17, 2004, our Board of Directors adopted the 2004 Employees and Consultants Stock Option Plan (the “2004 Plan”) in order to attract and retain quality personnel. Under the 2004 Plan, 5,000,000 shares have been reserved for the grant of options by the Board. As of July 16, 2007, options with respect to 1,515,000 shares have been granted under the 2004 Plan.

          2007 Global Share Option Plan

          On February 26, 2007, our Board of Directors adopted the 2007 Global Share Option Plan (the “2007 Plan”) in order to attract and retain quality personnel. Under the 2007 Plan, 5,000,000 shares have been reserved for the grant of options, which may be issued at the discretion of our Board of Directors from time to time. As of July 16, 2007, options exercisable for an aggregate of 4,285,000 shares have been granted.

Director Compensation

          The following table sets forth director compensation for the year ended September 30, 2006:

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Yair Aloni	$6,000	Nil	$46,867	*	Nil	Nil	Nil	$52,867
Steven Katz	Nil	Nil	Nil		Nil	Nil	Nil	Nil
Shmuel Levi	$7,500	Nil	$46,867	*	Nil	Nil	Nil	$54,367
Josef Neuhaus	$3,000	Nil	$47,187	*	Nil	Nil	Nil	$50,187
Albert Passner	Nil	Nil	Nil		Nil	Nil	Nil	Nil

*

The amounts reflect the compensation expense in accordance with FAS 123(R) of these option awards. The assumptions used to determine the fair value of the option awards for fiscal years ended September 30, 2006 and 2005 are set forth in Note 6(b) of our audited consolidated financial statements included in our Form 10-KSB for fiscal year ended September 30, 2006. Our directors will not realize the value of these awards in cash unless and until these awards are exercised and the underlying shares subsequently sold.

          Effective as of January 11, 2005 and until October 1, 2006, members of the Board of Directors were paid a fee of $500 for each Board meeting attended. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Effective October 1, 2006 each independent director is entitled to $8,000 as remuneration for his or her service as a member of the Board of Directors, to be paid quarterly and shortly after the close of each quarter. The Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than ordinarily required of a director.

Employment and Consulting Agreements

          On August 17, 2004, GammaCan, Ltd. entered into a consultancy agreement with Professor Yehuda Shoenfeld, M.D., providing for a monthly compensation of 22,685 NIS linked to the representative exchange rate of the US dollar ($5000) for his services as the Chief Scientist of our subsidiary, GammaCan, Ltd. Either Prof. Shoenfeld or GammaCan, Ltd. may terminate the agreement without cause, for any reason, with 30 days notice.

          On March 1, 2005, GammaCan, Ltd. entered into an employment agreement with Vered Caplan for her to be Vice President of Business Development and provide at least 20 hours of service per week for a salary of $4,000 per month. She was appointed as acting Chief Executive Officer of both companies, effective July 2, 2005 at a salary of $6,475 per month. Ms. Caplan has devoted approximately 70% of her business time during the period to the affairs of the Company and its subsidiary. She resigned from her position as our acting Chief Executive Officer, effective April 15, 2006. As of May 22, 2007 Ms. Caplan became our Vice President of Corporate Development and commencing with this appointment, Ms. Caplan ceased her service as Chief Executive Officer of GammaCan, Ltd. If we terminate Ms. Caplan’s employment without cause, she shall continue to be entitled to her compensation under the employment agreement during the advance notice of termination period which is 30 days during the first year of employment and 90 days thereafter. Pursuant to a separate agreement, we agreed to indemnify Ms. Caplan for substantially all liabilities she may incur as a result of her employment.

          On September 6, 2005, GammaCan, Ltd. entered into an employment agreement with Chaime Orlev pursuant to which he serves as Chief Financial Officer of the Company and the subsidiary since October 6, 2005. He received a salary pursuant to the agreement of 25,000 NIS per month (approximately US$5,900, as of the date hereof), which was increased on April 16, 2006 to $6,500 per month. The agreement provides for the grant of 350,000 of our stock options at an exercise price of $0.93 per share. On May 17, 2007, these options were cancelled and surrendered for options to purchase 300,000 shares of our common stock at an exercise price of $0.61. These options are exercisable with respect to 150,000 on the grant date and the remaining 150,000 in two equal installments on the first and second anniversary of the grant date. Previously, on February 26, 2007, Mr. Orlev was granted options to purchase 300,000 shares of our common stock at an exercise price of $0.53, one third of which vest on each of the first, second and third anniversaries of the grant date. The agreement further provides for the provision of a company car and manager’s insurance as well as the maintenance of an education fund. If we terminate Mr. Orlev’s employment without cause, he shall continue to be entitled to his compensation under the employment agreement during the advance notice of termination period of 45 days. Pursuant to a separate agreement, GammaCan Ltd. agreed to indemnify Mr. Orlev for substantially all liabilities he may incur as a result of his employment.

          On April 16, 2006, we entered into an agreement with Patrick Schnegelsberg employing him as our Chief Executive Officer. The agreement provides for an annual salary of $200,000 and an annual bonus of up to $200,000 upon achieving certain objectives. The agreement provides for the grant of 1,400,000 stock options at an exercise price of $1.29 per share. On May 17, 2007, these options were cancelled and surrendered for options to purchase 1,500,000 shares of our common stock at an exercise price of $0.61. These options are exercisable with respect to 400,000 on the grant date and the remaining 1,100,000 in two equal installments on the first and second anniversary of the grant date. Previously on February 26, 2007, Mr. Schnegelsberg was granted options to purchase 250,000 shares of our common stock at an exercise price of $0.53, one third of which vest on each of the first, second and third anniversaries of the grant date. If we terminate Mr. Schegelsberg’s employment without cause, he shall continue to be entitled to his compensation under the employment agreement during the advance notice of termination period which is 45 days during the first year of employment, 90 days during the second year of employment and 180 days thereafter. Pursuant to a separate agreement, we agreed to indemnify Mr. Schnegelsberg for substantially all liabilities he may incur as a result of his employment.

Related Transactions

          Our policy is to enter into transactions with related parties on terms that, on the whole, are no less favorable than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred.

          Mr. Yair Aloni, a member of our Board of Directors, and Professor Yehuda Shoenfeld, M.D., our Chief Scientist, are authorized signatories of ARP Biomed Ltd. (“ARP”) for the Intellectual Property Purchase and Sale Agreement (“Purchase Agreement”) we entered into with ARP on June 11, 2004. Mr. Aloni is the Chief Executive Officer of ARP and Professor Shoenfeld is an advisor to ARP. As a result of the Purchase Agreement, ARP owns 12.5% of our subsidiary, GammaCan Ltd.

          On November 4, 2004, GammaCan Ltd., entered into a consulting agreement with PBD Ltd., a company controlled by Ms. Vered Caplan, a principal shareholder of the Company and currently our Vice President of Corporate Development. Pursuant to the terms of the agreement, GammaCan Ltd. paid PBD a total fee of $50,000 for services through January 2005, including:

•	summary of pre-clinical data and collection of historical research data;

•	preparation of clinical trial;

•	oncologists survey for cancer indication;

•	survey of complementary technologies;

•	survey of potential intravenous IgG collaborators; and

•	initiation of contacts with potential partners.

          See “Employment and Consultancy Agreements” above for information as to the agreement between Ms. Caplan and the Company and our subsidiary and our other Named Executive Officers.

          On October 31, 2006, we entered into a consulting agreement with Steven Katz & Associates, Inc., (“SKA”), a company wholly-owned by Steven Katz, the Company’s Chairman of the Board and President, engaging it as a consultant at $345 per hour.

Section 16(a) Reporting

          The Company believes, based solely on a review of the copies of such reports furnished to it and published reports of SEC filings that for the year ended September 30, 2006, its officers, directors and 10% stockholders timely complied with all filing requirements of Section 16(a) of the Securities Act of 1934, as amended except with respect to late filings of Form 3 of Patrick Schnegelsberg and Chaime Orlev, respectively.

Vote Required; Board Recommendation

          A nominee to be elected a director at this Meeting requires a vote FOR from a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

          THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR ITS FIVE NOMINEES.

PROPOSAL 2

PROPOSAL TO APPROVE THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

Proposed Amendments

          We are currently governed by a Certificate of Incorporation that was filed with the Secretary of State of Delaware on October 6, 1998, which was subsequently amended on May 28, 2004 and August 19, 2004.

          On July 16, 2007 our Board approved the amendment and restatement of the Certificate of Incorporation, as amended, in its entirety and recommended that an Amended and Restated Certificate of Incorporation (the “Amended Certificate”) be submitted to our stockholders for approval. A copy of the Amended Certificate is attached as Appendix 1.

          The proposed Amended Certificate, if approved, would make the following principal changes:

¡	increase our authorized capital stock;

¡	classify our preferred stock as “blank check preferred stock”;

¡	provide protection for directors, officers, employees or agents of the Company from liabilities;

¡	provide that the Board may fix the number of directors and fill any vacancy; and

¡	allow for a procedure to seek approval of a compromise or arrangement with creditors or stockholders.

Increase of Capital Stock

          Description of Amendment

          According to Article FOURTH of our current Certificate of Incorporation, as amended, it authorizes 100,000,000 shares of our common stock, par value $0.0001 per share and 20,000,000 shares of our preferred stock, par value $0.0001 per share.

          The proposed amendment to Article FOURTH of our Certificate of Incorporation, as amended, as contained in the Amended Certificate will increase the number of authorized shares of all classes of our stock from 120,000,000 to 220,000,000 shares, consisting of (i) 200,000,000 shares of common stock, par value $0.0001 per share and (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share.

          Purpose of Amendment and Possible Effects

          As of July 16, 2007, there were 44,958,917 shares of common stock outstanding and an additional 10,000,000 shares reserved for issuance upon exercise of warrants and options granted or which may be granted under the 2004 and 2007 Plans. In addition, we had, as of July 16, 2007, approximately 19,262,558 shares of common stock reserved for issuance upon the exercise of outstanding warrants. Based on the foregoing number of outstanding and reserved shares of common stock, we had, as of July 16, 2007, approximately 25,778,525 authorized but unissued, and otherwise unreserved, shares of common stock and 20,000,000 authorized but unissued, and otherwise unreserved, shares of preferred stock remaining available.

          If the Amended Certificate is approved, an additional 100,000,000 shares of common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes. We anticipate that we will continue to seek additional funding to support our research and development activities and may seek to enter into strategic transactions. The Board believes that it is advantageous for us to be able to act promptly with respect to potential opportunities and that the proposed increase in the number of authorized shares of common stock is desirable in order to have the additional shares available, as needed, for possible future financing transactions, strategic transactions or for the purposes of attracting and retaining employees through the issuance of additional securities under our stock option plan or other general corporate purposes that are determined by the Board to be in our best interests. Having such additional authorized shares available for issuance in the future would give us greater flexibility and would enable us to issue shares of common stock, preferred stock or other securities exercisable, exchangeable or convertible into common stock or preferred stock, without the expense and delay of a stockholders’ meeting, except as may be required by applicable law or regulations. Our Board will determine the terms of any issuance of the additional shares of common and preferred stock.

          Except for certain of our stockholders, our stockholders do not presently have preemptive rights with respect to common and preferred stock. Thus, should the Board elect to issue additional shares of common or preferred stock, most of our stockholders would not have any preferential rights to purchase such shares. If the Board elects to issue additional shares of common or preferred stock, such issuance could have a dilutive effect on the earnings per share, book value per share voting power and shareholdings of current stockholders.

          This proposal could have an anti-takeover effect, although that is not the Board’s intention. For example, if we were the subject of a hostile takeover attempt, we could try to impede the takeover by issuing shares of common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The availability of this defensive strategy to us could discourage unsolicited takeover attempts, thereby limiting the opportunity for our stockholders to realize a higher price for their shares than is generally available in the public markets. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Classification of Preferred Stock as “Blank Check Preferred Stock”

          Description of Amendment

          Our Certificate of Incorporation, as amended, does not authorize us to issue shares of preferred stock in series with such rights (including voting, dividends and conversion), preferences and designations as it deems necessary or advisable without any action by our stockholders.

          The proposed amendment to Article FOURTH would permit the Board or a committee of the Board to issue shares of preferred stock of any series and to declare and pay dividends thereon and, in connection with the creation of each such series, to fix by resolution the number of such shares, the designations, powers, preferences, and rights (including voting rights), and the qualifications, limitations, and restrictions, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware. This is commonly referred to as “blank check preferred stock”.

          Purpose of Amendment and Possible Effects

          The Board believes that amending and restating its Certificate of Incorporation to authorize the issuance of blank check preferred stock will provide us with increased flexibility in raising future capital. The creation of blank check preferred stock would permit the Board to negotiate with potential investors regarding the rights and preferences of a series of equity securities. In addition, the Board would not be required to seek stockholder approval for the creation of a series of preferred stock and, therefore, would be able to proceed expeditiously with a future plan of financing involving preferred stock. Because our research and development activities are time-consuming and capital intensive, the Board believes that increased flexibility in capital raising is in the best interests of the Company and its stockholders. Although the Board is recommending that stockholders vote for the proposed Amended Certificate in part to increase flexibility for future financings, we currently have no plan in place to utilize preferred stock in connection with any future financings.

          The availability of undesignated preferred stock may have certain negative effects on the rights of the holders of our common stock. The actual effect of the issuance of any shares of blank check preferred stock upon the rights of holders of common stock cannot be stated until the Board determines the specific rights of the holders of such blank check preferred stock. The proposed amendment will permit the Board, without future stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights, which are superior to and could adversely affect the voting power or other rights of the holders of our common stock. Specifically, we will be in a position to issue securities which would grant to the holders thereof, preferences or priorities over the holders of common stock with respect to, among other things, liquidation, dividends and voting. This could result in holders of common stock receiving less in the event of a liquidation, dissolution or other winding up of our company, reduce the amount of funds, if any, available for dividends on common stock, and dilute the voting power of the holders of common stock.

          In addition, preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. For example, the Board could designate and issue a series of preferred stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders of our common stock or with rights and preferences that include special voting rights to veto a change in control. The effect of such provisions could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by stockholders, even if such proposed actions would be beneficial to our stockholders. This could include discouraging bids even if such bid represents a premium over our then existing trading price and thereby prevent stockholders from receiving the maximum value for their shares.

Limitations on Directors and Officers Liability

          Description of Amendment

          The Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify its officers and directors for losses and litigation expenses incurred in connection with their service to the Company. The current Certificate of Incorporation, as amended, does not contain any provisions for indemnification of directors, officers, employees or agents.

          Article EIGHTH of the Amended Certificate provides that we shall indemnify and hold harmless against all expense, liability and loss (including attorneys’ fees, fines, excise taxes or penalties under the Employment Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred by a director, officer, employee, or agent of the Company or of a subsidiary or a person serving as such at the request of the Company, including service with respect to an employee benefit plan), who was or is made a party or is threatened to be made a party in any action, suit or proceeding, whether civil, criminal, administrative or investigative (the “Indemnitee”) to the fullest extent authorized by the DGCL and whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent. It further provides that the right of indemnification continues on behalf of the Indemnitee who has ceased to be a director, officer, employee, or agent and is to inure to the benefit of the Indemnitee’s heirs, executors and administrators.

          The Article, consistent with the DGCL, also provides that the Indemnitee will have a right to be paid by the Company expenses incurred in defending a proceeding in advance of the final disposition provided the Indemnitee provides us with a written undertaking to repay all advances if it is ultimately determined by final judicial decision from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified for such expenses under Article EIGHTH or otherwise.

          Consistent with the DGCL, Article NINTH of the Amended Certificate provides that no director of the Company shall be liable to the Company or any of its stockholders for monetary damages for breach of a fiduciary duty other than: (i) breach of duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL which relates to an unlawful dividend or stock purchase or redemption, or (iv) any transaction from which the director derived an improper personal benefit.

          Purpose of Amendment and Possible Effects

          The Board believes that its ability to attract and retain highly competent and responsible persons as directors and officers will be enhanced materially by the foregoing charter protection, if approved. Because charter provisions limiting director liability and requiring companies to indemnify their directors and officers are common for public reporting companies, the Board believes that the absence of such provisions in our current Certificate of Incorporation, as amended, may hinder our ability to attract and retain directors and officers who are averse to the risks associated with lawsuits. It is further expected that such protections will also facilitate management decision making without fear of liability arising out of frivolous claims.

          The Board recognizes that, if the proposed amendment is adopted, its principal effect would be that the protections afforded by this amendment could raise obstacles and make it impractical for shareholders to bring a claim against an officer or director. It should be noted that our Board has a personal interest in having the shareholders approve the proposed amendment, to the potential detriment of the Company and its shareholders. However, given the potential liabilities which face the directors of publicly held corporations, the Board believes that the proposed amendment is in our best interests and the best interests of our shareholders for the reasons stated above.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Fixing Number of Directors and Board Vacancies.

          Description of Amendment

          Currently our Certificate of Incorporation, as amended, does not contain any provisions for the fixing of the number of members of the Board by the Board itself or the filling of a vacancy on the Board by the remaining members.

          Article SIXTH of the Amended Certificate provides that the number of members of the Board shall be fixed from time to time by the Board and that if any vacancy occurs, the remaining directors may by majority vote elect a director to fill the vacancy until the next annual meeting.

          Purpose of Amendment and Possible Effects

          The purpose of this Amendment is to enable us to take timely advantage of the availability of well-qualified candidates for our Board and to increase our ability to attract high-quality individuals to serve as directors. Although the Board is recommending that stockholders vote for the proposed Amended Certificate, we currently have no plan in place to increase the size of the Board and have the Board fill any vacancy.

          Under certain circumstances, this provision could be used to delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by stockholders, even if such proposed actions would be beneficial to our stockholders.

Addition of Creditor and Stockholder Compromises and Arrangements

          Description of Amendment

          The current Certificate of Incorporation, as amended, does not contain any provisions for creditor and stockholder arrangements and compromises.

          Article FIFTH of the Amended Certificate provides that on the application of the Company, a creditor or stockholder or a receiver or trustee in dissolution, a Delaware court of equity may order a meeting of creditors or stockholders to be held as to a proposed compromise or arrangement between the Company and its creditors or between the Company and its stockholders. It further provides, if a majority in number representing three-fourths in value of the creditors or stockholders, as the case may be, agree to the compromise or arrangement and to any reorganization of the Company as a consequence thereof, such compromise or arrangement and reorganization, if approved by the Court, will be binding on all the Company, the creditors or class of creditors, and/or all the stockholders or class of stockholders.

          Purpose of Amendment and Possible Effects

          The purpose of this Amendment is to provide the Company with additional flexibility in dealing with its creditors without resorting to federal bankruptcy or state insolvency procedures. Although the Board is recommending that stockholders vote for the proposed Amended Certificate, we currently do not plan on entering into a compromise or arrangement with our creditors or stockholders.

Effective Date; Vote Required; Board Recommendation

          If the Amended Certificate is approved by our stockholders, it will become effective upon filing of the Amended Certificate with the Delaware Secretary of State. However, the Board retains discretion under Delaware law not to implement the proposed amendment.

          A vote for approval of the Amended Certificate requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock.

          THE BOARD RECOMMENDS THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDED CERTIFICATE.

PROPOSAL 3

     RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

          Our Board, subject to stockholder ratification, appointed Kesselman & Kesselman as our independent public accountants for our financial statements for the fiscal year ending September 30, 2007.

          Stockholder ratification of the appointment is not required by our Certificate of Incorporation, as amended, or By-laws or otherwise. If our stockholders fail to ratify the appointment, the Board will reconsider whether to retain that firm. Even if the appointment is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm if the Board determines that such a change would be in our best interests and the best interests of our stockholders.

          Kesselman & Kesselman has audited our consolidated financial statements since October 1, 2003. A representative of that firm is expected to be present at the Annual Meeting, and will have an opportunity to make a statement to the stockholders and will be available to respond to appropriate questions.

          The following table presents fees for professional audit services rendered for the audits of our annual financial statements for the years ended September 30, 2006 and 2005.

	2006	2005

Audit Fees[1]	$74,000	$56,000
Audit-Related Fees	Nil	Nil
Tax Fees[2]	$5,000	$4,000
All Other Fees	Nil	Nil

1. Audit Fees relate to the audit of our financial statements and reviews of financial statements included in our quarterly reports on Form 10-QSB.

2. Tax Fees consist of fees billed for professional services for tax compliance and tax advice.

          The affirmative vote of a majority of votes properly cast on this proposal at the Annual Meeting is required to ratify such selection.

          THE BOARD RECOMMENDS THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF ITS INDEPENDENT PUBLIC ACCOUNTANTS.

PRINCIPAL OFFICE

          The Company’s principal office is located at Kiryat Ono Mall, Azorim Center A, 39 Jerusalem Street, Kiryat Ono, Israel 55423, and its telephone number is 011-972-3-738-2616.

OTHER MATTERS

          The Company is not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. However, if other matters which are not known a reasonable time before the solicitation should come before the Annual Meeting, it is intended that the holders of proxies solicited hereby will vote on such matters in their discretion.

          A COPY OF THE COMPANY’S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2006, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

STOCKHOLDER PROPOSALS

          The deadline for submitting a stockholder proposal under Rule 14a-8 of the Securities Exchange Act (“Rule 14a-8”) for inclusion in our proxy statement and form of proxy for the next annual meeting of stockholders is January 1, 2008. Stockholders wishing to submit proposals outside of Rule 14a-8 must do so no later than March 16, 2008 to be eligible for presentation at the next annual meeting of stockholders.

          Any proposal should be addressed to the Secretary, GammaCan International, Inc., Kiryat Ono Mall, Azorim Center A, 39 Jerusalem Street, Kiryat Ono, Israel 55423 and should be sent by registered mail, return receipt requested.

HOUSEHOLDING OF PROXY MATERIALS

          The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

          Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to GammaCan International, Inc., Attn: Secretary, Kiryat Ono Mall, Azorim Center A, 39 Jerusalem Street, Kiryat Ono, Israel 55423.  Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

WHERE YOU CAN FIND MORE INFORMATION

          We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. The SEC maintains an Internet World Wide Web site that provides access, without charge, to reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is www.sec.gov.

          You also may obtain copies of these materials by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington DC 20549, at prescribed rates. These materials are also available from the SEC in person at any one of its public reference rooms. Please call the SEC at l-800-SEC-0330 for further information on its public reference rooms. You may read and copy this information at the following location of the SEC:

Public Reference Room
100 F Street, NE
Washington DC 20549

          You can also obtain, without charge, reports, proxy statements and other information filed by us, including without limitation, any information we may incorporate by reference herein, about the Company, by contacting: GammaCan International, Inc. Attn: Corporate Secretary, telephone: + 972 3 738 2616, facsimile: + 972 3 635 6015.

August 6, 2007

By Order of the Board of Directors

Chaime Orlev, Secretary

Appendix 1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GAMMACAN INTERNATIONAL, INC.

          GAMMACAN INTERNATIONAL, INC, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

          1. The date of filing of its original Certificate of Incorporation with the Secretary of State was October 6, 1998 and the original name of the Corporation was San Jose International, Inc. Certificate of Amendments of the Certificate of Incorporation of the Corporation were filed with the Secretary of State of the State of Delaware on May 28, 2004 and August 19, 2004, respectively.

          2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

          3. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

          FIRST. The name of the corporation is GAMMACAN INTERNATIONAL, INC. (the “Corporation”).

          SECOND. The address, including street, number, city, and county of the Corporation’s registered office in the State of Delaware is 4406 Tennyson Road, Wilmington, Delaware, County of New Castle. The name of its registered agent at such address is Delaware Corporate Agents, Inc.

          THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH. A. The aggregate number of shares which the Corporation shall have authority to issue is 220,000,000, par value $0.0001 per share, of which 200,000,000 shares shall be designated ‘Common Stock’ and 20,000,000 shares shall be designated ‘Preferred Stock’.

          B. Authority is hereby expressly granted to the Board of Directors of the Corporation, or a Committee thereof designated by the Board of Directors pursuant to the by-laws of the Corporation, as from time to time amended, to issue the Preferred Stock from time to time as Preferred Stock of any series and to declare and pay dividends thereon in accordance with the terms thereof and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of such shares, the designations, powers, preferences, and rights (including voting rights), and the qualifications, limitations, and restrictions, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.

          FIFTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          SIXTH. Election of directors need not be by written ballot. The number of members of the Board of Directors shall be fixed from time to time by the Board of Directors. If any vacancy occurs, the remaining directors by an affirmative vote of a majority thereof, may elect a director to fill the vacancy until the next annual meeting.

          SEVENTH. The Board of Directors is authorized to adopt, amend, or repeal the By-Laws of the Corporation.

          EIGHTH. A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee, or agent of any other corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators; provided, however, that, except as provided in Paragraph C of this Article EIGHTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof)

was authorized by the Board of Directors of the Corporation.

          B. The right to indemnification conferred in Paragraph A of this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); PROVIDED, HOWEVER, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article EIGHTH or otherwise.

          C. The rights to indemnification and to the advancement of expenses conferred in Paragraphs A and B of this Article EIGHTH shall be contract rights. If a claim under Paragraph A or B of this Article EIGHTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee or the Corporation, as applicable, shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article EIGHTH or otherwise, shall be on the Corporation.

          D. The rights to indemnification and to the advancement of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

          E. The Corporation may maintain insurance, at the Corporation’s expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

          F. The Corporation’s obligation, if any, to indemnify any person who was or is serving as a director, officer, employee, or agent of any direct or indirect subsidiary of the Corporation or, at the request of the Corporation, of any other corporation or of a partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, or other enterprise.

          G. Any repeal or modification of the foregoing provisions of this Article EIGHTH shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

          NINTH. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term “damages” shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article NINTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article NINTH, and neither the amendment or repeal of this Article NINTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article NINTH, shall apply to or have any effect on the liability or alleged liability of any director or the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article NINTH are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on this ____ day of _____________, 2007.

Patrick NJ Schnegelsberg
Chief Executive Officer

GAMMACAN, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
September 10, 2007

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

          The undersigned hereby appoints Steven Katz, Chaime Orlev and Patrick Schnegelsberg and each of them, with full power of substitution, to vote, as a holder of the common stock, par value $0.0001 per share (“Common Stock”), of GammaCan International, Inc., a Delaware corporation (the “Company”), all the shares of Common Stock which the undersigned is entitled to vote through the execution of a proxy with respect to the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), to be held at Azrieli Convention Center, 1 Azrieli Center, 10th Floor, Derech Petach Tikva 132, Tel Aviv, 67012 Israel, on September 10, 2007 at 10.00 a.m. Israel time, and any and all adjournments or postponements thereof, and authorizes and instructs said proxies to vote in the manner directed below.

          The Board of Directors recommends the vote FOR the election of the nominees for Directors named below and proposals 2, 3 and 4.

1. Election of Directors: Yair Aloni, Steven Katz, Shmuel Levi, Josef Neuhaus and Albert Passner.

FOR all Nominees ☐	WITHHOLD for all Nominees ☐

If you do not wish your shares voted FOR a nominee, draw a line through that person’s name above.

2. Proposal to approve the Amended and Restated Certificate of Incorporation.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Proposal to ratify the appointment of the independent auditors.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before such meeting or adjournment or postponement thereof.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE, PLEASE VOTE,
SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY.

BACK OF CARD

          PROPERLY EXECUTED AND RETURNED PROXY CARDS WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS TO THE CONTRARY ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NAMED NOMINEES AS DIRECTORS AND PROPOSALS 2, 3 AND 4 AS DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

Your may revoke this proxy at any time before it is voted by (i) filing a revocation with the Secretary of the Company, (ii) submitting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) attending the Annual Meeting and voting in person. A stockholder’s attendance at the Annual Meeting will not by itself revoke a proxy given by the stockholder.

(Please sign exactly as the name appears below. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign with full corporate name by president or other authorized officer. If a partnership, please sign in the partnership name by authorized person.)

Dated:	2007

Signature

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature, if held by joint owners